UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2015

SQUARE 1 FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36372	20-1872698
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

406 Blackwell Street, Suite 240, Durham, North Carolina	27701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 355-0468
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Square 1 Financial, Inc. (“Square 1”) was held on July 29, 2015. The special meeting was held in order to vote upon the following proposals set forth in Square 1’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 23, 2015:
Proposal 1: to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 1, 2015, by and between PacWest Bancorp (“PacWest”) and Square 1, (the “Merger Proposal”); and
Proposal 2: to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal (the “Adjournment Proposal”).
At the special meeting, the Merger Proposal was approved by affirmative vote of a majority of the outstanding shares of Square 1 Class A common stock entitled to vote at the special meeting. In addition, sufficient votes were received to approve the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Merger Proposal. Completion of the merger remains subject to the satisfaction of the remaining closing conditions contained in the Merger Agreement.
As of June 18, 2015, the record date for the special meeting, there were 26,469,682 shares of Square 1 Class A common stock issued and outstanding and eligible to be voted at the special meeting. 21,526,486 shares were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting.
The items voted upon at the special meeting and the final voting results for each proposal were as follows:

1.	Proposal 1: the Merger Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,183,228	217,803	125,455	—

2.	Proposal 2: the Adjournment Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,622,690	411,994	491,802	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Square 1 Financial, Inc.

Date:	August 3, 2015	By:	/s/ Douglas H. Bowers
Douglas H. Bowers President and Chief Executive Officer